UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 6, 2013
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Energy Transfer Partners, L.P. (NYSE: ETP) and Energy Transfer Equity, L.P. (NYSE: ETE) today announced that the partnerships have begun active discussions regarding an exchange transaction in which Trunkline LNG Company, LLC (“Trunkline LNG”), the entity that owns the existing LNG regasification facility at Lake Charles, Louisiana, would be transferred to ETE in exchange for the redemption of a portion of the ETP common units currently held by ETE. Trunkline LNG has two long-term contracts with BG Group plc that provide for fixed-fee payments for regasification capacity, regardless of actual utilization. Trunkline LNG is currently wholly owned by Southern Union Company, which in turn is a 100% owned subsidiary of ETP. The transaction, if consummated, is expected be accretive to distributable cash flow per unit and credit neutral to both ETP and ETE. The transaction will be subject to approvals by the conflicts committees of the Board of Directors of each of ETP and ETE, and there can be no assurance that any agreement will be reached or, if any agreement is reached, that the transaction will be consummated.
ETE anticipates that the Lake Charles Liquefaction project, currently being developed by ETE and ETP on a 60/40 ownership basis on the same site as the existing regasification facility, would be contributed to Trunkline LNG at the closing of the project construction and related financing arrangements, which are anticipated in mid-2015. Further details of this transaction and the Lake Charles Liquefaction project are expected to be discussed by members of management at the upcoming Energy Transfer Analyst Day on November 20, 2013, in Dallas, Texas.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this report is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
This report includes certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in ETE’s and ETP’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Neither ETE nor ETP undertakes any obligation to update or revise any forward-looking statement to reflect new information or events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

Date: November 6, 2013	/s/ Martin Salinas, Jr. Martin Salinas, Jr. Chief Financial Officer